Contact:	Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS REPORTS JANUARY TRAFFIC RESULTS
TEMPE, Ariz. Feb. 3, 2010 — US Airways Group, Inc. (NYSE: LCC) today announced January traffic results. Mainline revenue passenger miles (RPMs) for the month were 4.3 billion, down 1.4 percent versus January 2009. Capacity was 5.7 billion available seat miles (ASMs), down 0.4 percent versus January 2009. Passenger load factor for the month of January was 75.1 percent, down 0.7 points versus January 2009.
US Airways President Scott Kirby said, “Our January consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased approximately two percent versus the same period last year while total revenue per available seat mile increased approximately three percent on a year-over-year basis. Looking forward, the encouraging revenue momentum we saw in late 2009 has carried into 2010 in both corporate revenue and booked yields.”
For the month of January, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 79.4 percent with a completion factor of 97.0 percent.
The following summarizes US Airways Group’s traffic results for the month ended January 31, 2010 and 2009, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
JANUARY

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,332,886	3,477,868	(4.2)
Atlantic	486,794	455,973	6.8
Latin	473,110	418,204	13.1

Total Mainline Revenue Passenger Miles	4,292,790	4,352,045	(1.4)

Mainline Available Seat Miles (000)
Domestic	4,325,414	4,463,327	(3.1)
Atlantic	745,637	712,145	4.7
Latin	648,433	568,427	14.1

Total Mainline Available Seat Miles	5,719,484	5,743,899	(0.4)

Mainline Load Factor (%)
Domestic	77.1	77.9	(0.8	) pts
Atlantic	65.3	64.0	1.3	pts
Latin	73.0	73.6	(0.6	) pts

Total Mainline Load Factor	75.1	75.8	(0.7	) pts

Mainline Enplanements
Domestic	3,432,404	3,599,707	(4.6)
Atlantic	118,114	118,001	0.1
Latin	333,215	330,582	0.8

Total Mainline Enplanements	3,883,733	4,048,290	(4.1)

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.
US Airways Express (Piedmont Airlines, PSA Airlines)
JANUARY

	2010	2009	% Change
Express Revenue Passenger Miles (000)
Domestic	145,036	146,430	(1.0)

Express Available Seat Miles (000)
Domestic	244,130	256,039	(4.7)

Express Load Factor (%)
Domestic	59.4	57.2	2.2	pts

Express Enplanements
Domestic	535,373	547,497	(2.2)
Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
JANUARY

	2010	2009	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	3,477,922	3,624,298	(4.0)
Atlantic	486,794	455,973	6.8
Latin	473,110	418,204	13.1

Total Consolidated Revenue Passenger Miles	4,437,826	4,498,475	(1.3)

Consolidated Available Seat Miles (000)
Domestic	4,569,544	4,719,366	(3.2)
Atlantic	745,637	712,145	4.7
Latin	648,433	568,427	14.1

Total Consolidated Available Seat Miles	5,963,614	5,999,938	(0.6)

Consolidated Load Factor (%)
Domestic	76.1	76.8	(0.7	) pts
Atlantic	65.3	64.0	1.3	pts
Latin	73.0	73.6	(0.6	) pts

Total Consolidated Load Factor	74.4	75.0	(0.6	) pts

Consolidated Enplanements
Domestic	3,967,777	4,147,204	(4.3)
Atlantic	118,114	118,001	0.1
Latin	333,215	330,582	0.8

Total Consolidated Enplanements	4,419,106	4,595,787	(3.8)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of January:
•	Announced that the Company would match employee donations up to $25,000 to the American Red Cross International Response fund to help those impacted by the Haiti earthquake.
•	Began on January 12 a new bilateral codeshare agreement with El Salvador-based TACA Airlines, opening up new Central American offerings for US Airways customers at Managua, Nicaragua; San Salvador, El Salvador and Guatemala City, Guatemala with Lima, Peru coming online later this year.
About US Airways
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves more than 190 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,700 daily flights to 1,077 airports in 175 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCT)
Forward Looking Statements
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; the impact of downturns in economic conditions and their impact on passenger demand and related revenues; a reduction in the availability of financing, changes in prevailing interest rates and increased costs of financing; the Company’s high level of fixed obligations and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes and operate pursuant to the terms of its financing facilities (particularly the financial covenants); the impact of fuel price volatility, significant disruptions in fuel supply and further significant increases to fuel prices; the ability of the Company to maintain adequate liquidity including in respect of credit card processing agreements; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations, including the ability of the Company to complete the integration of the labor groups of the Company and America West Holdings; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of the integration of the Company’s business units; the impact of changes in the Company’s business model; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the impact of industry consolidation; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s inability to maintain labor costs at competitive levels; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s route network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of insurance costs and disruptions to insurance markets; the impact of foreign currency exchange rate fluctuations; the ability to use NOLs and certain other tax attributes; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; the ability of external parties, including independent express carriers, to meet their obligations to the Company; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2009 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
-LCC-